Exhibit 10.3

FIRST AMENDMENT TO THE PLEDGE AND SECURITY AGREEMENT

This FIRST AMENDMENT TO THE PLEDGE AND SECURITY AGREEMENT, dated as of May 7, 2015 (this "First Amendment"), is entered into by and among Ener-Core, Inc., a Nevada corporation (the "Company"), Ener-Core Power, Inc. ("ECP"), a Delaware corporation, and each other Subsidiary of the Company and ECP hereafter becoming party hereto (together with the Company and ECP, each a "Grantor" and, collectively, the "Grantors"), and Empery Tax Efficient, LP, in its capacity as collateral agent (in such capacity, the “Collateral Agent”) for (a) the buyers listed in the Schedule of Buyers (the “April 2015 Investors”) attached to that certain Securities Purchase Agreement dated April 22, 2015 entered into by and among the Company and the April 2015 Investors (as the same may be amended, restated or otherwise modified from time to time, the “April 2015 SPA”), and (b) the buyers listed in the Schedule of Buyers (the “May 2015 Investors”) attached to that certain Securities Purchase Agreement, dated as of May 7, 2015 entered into by and among the Company and the May 2015 Investors (as the same may be amended, restated or otherwise modified from time to time, the “May 2015 SPA”). Reference is hereby made to that certain Pledge and Security Agreement dated April 23, 2015 by and among the Company and the Collateral Agent (the “Security Agreement”). Capitalized terms used herein and not otherwise defined shall have the definitions ascribed to such terms in the Security Agreement.

W I T N E S S E T H:

WHEREAS, the Company had previously entered into the April 2015 SPA with the April 2015 Investors pursuant to which the Company issued senior secured promissory notes (the “April 2015 Notes”) and warrants (“April 2015 Warrants”) to the April 2015 Investors (the financing transaction contemplated under the April SPA is hereinafter referred as the “April 2015 Financing”).

WHEREAS, as required under the terms of the April 2015 SPA, the Company entered into Security Agreement with the Collateral Agent for the benefit of the April 2015 Investors, pursuant to which the Company granted the Collateral Agent a security interest in all personal property (with certain exceptions as set forth the in Security Agreement) for the benefit of the April 2015 Investors in order to secure all of the Company’s obligations under the April 2015 SPA and the April 2015 Notes.

WHEREAS, pursuant to the terms of the April 2015 SPA, the April 2015 Investors agreed to allow the Company to issue additional senior secured promissory notes with the same percentage of warrants as was issuable under the terms of the April 2015 Warrants (the “Additional Subscription”) on substantially the same terms as the April 2015 Notes and April 2015 Warrants, but in any event with no terms more favorable to the investors in the Additional Subscription than those of the April 2015 Investors in the April 2015 Financing.

WHEREAS, it is a condition precedent to the May 2015 Investors consummating the transactions contemplated by the May 2015 SPA that the Grantors execute and deliver to the Collateral Agent a Pledge and Security Agreement providing for their grant to the Collateral Agent, for the benefit of the May 2015 Investors, of a security interest in all personal property (with certain exceptions specified below) of the Grantors (the “Security Interest”) to secure all of the Company's obligations under the May 2015 SPA and the senior secured notes issued pursuant thereto (as such notes may be amended, restated, replaced or otherwise modified from time to time in accordance with the terms thereof, collectively, the "May 2015 Notes") and each of the other agreements entered into by the parties thereto in connection with the transactions contemplated by the May 2015 SPA.

WHEREAS, the Company and the Collateral Agent desire to enter into this First Amendment in order amend the Security Agreement to include the May 2015 Investors as secured parties to whom the Company is also granting the Security Interest such that the May 2015 Notes shall rank pari passu in priority with the April 2015 Notes, with the holders of both the April 2015 Notes and the May 2015 Notes having a first priority perfected security interest in all of the current and future assets of the Company and all direct and indirect Subsidiaries of the Company, except for the “Excluded Assets” (as such term is defined in the Security Agreement).

WHEREAS, each Grantor has determined that the execution, delivery and performance of this First Amendment directly benefits, and are in the best interest of the Company and such Grantor.

NOW, THEREFORE, in consideration of the premises and the agreements herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

Section 1. Amendments to the Security Agreement.

(a) The definition of the term “Securities Purchase Agreement” in the first paragraph of the Security Agreement is hereby amended and restated such that it means, collectively, the April 2015 SPA (as defined below) and the May 2015 SPA (as defined below).

(b) The first recital of the Security Agreement (second paragraph on page 1 of the Security Agreement) is hereby amended and restated in its entirety as follows:

“WHEREAS, the Company and each party listed as a "Buyer" (each a "April 2015 Buyer", and collectively, the "April 2015 Buyers") on the Schedule of Buyers (as such schedule may be amended, restated or otherwise modified from time to time) attached to that certain Securities Purchase Agreement dated April 22, 2015 (as the same may be amended, restated or otherwise modified from time to time, the “April 2015 SPA”) by and among the Company and the April 2015 Buyers are parties to the April 2015 SPA, pursuant to which the Company is required to sell, and the April 2015 Buyers shall purchase or have the right to purchase, senior secured notes (the "April 2015 Notes");

(c) The recitals set forth below are hereby added after the first amended and restated recital described in Section 1(b) above:

“WHEREAS, the Company and each party listed as a "Buyer" (each a "May 2015 Buyer", and collectively, the “May 2015 Buyers") on the Schedule of Buyers (as such schedule may be amended, restated or otherwise modified from time to time) attached to that certain Securities Purchase Agreement by and among the Company and the May 2015 Buyers dated May 6, 2015 (as the same may be amended, restated or otherwise modified from time to time, the “May 2015 SPA”), are parties to the May 2015 SPA, pursuant to which the Company is required to sell, and the May 2015 Buyers shall purchase or have the right to purchase, senior secured notes (the “May 2015 Notes”).”

“WHEREAS, (a) each of the April 2015 Buyers and the May 2015 Buyers are hereinafter referred to individually as a “Buyer” and collectively, the “Buyers”, (b) the April 2015 Notes and the May 2015 Notes are hereinafter referred to collectively as the “Notes”, and (c) collectively, the (1) April 2015 SPA, the April 2015 Notes and each of the other agreements entered into by the parties thereto in connection with the transactions contemplated by the April 2015 SPA, and (2) the May 2015 SPA, the May 2015 Notes and each of the other agreements entered into by the parties thereto in connection with the transactions contemplated by the May 2015 SPA, are hereinafter referred to as the “Combined Transaction Documents”.”

(d) All references to the term “Transaction Documents” in the Security Agreement shall be stricken and replaced by the term “Combined Transaction Documents”.

(e) The original second recital of the Security Agreement (third paragraph on page 1 of the Security Agreement) is hereby amended and restated in its entirety as follows:

“WHEREAS, it is a condition precedent to the Buyers consummating the transactions contemplated by the Securities Purchase Agreement that the Grantors execute and deliver to the Collateral Agent this Agreement providing for the grant to the Collateral Agent for the benefit of the Buyers of a security interest in all personal property (with certain exceptions specified below) of the Grantors to secure all of the Company's obligations under the Securities Purchase Agreement and the Notes issued pursuant thereto (as such Notes may be amended, restated, replaced or otherwise modified from time to time in accordance with the terms thereof) and the other Combined Transaction Documents;”

(f) Section 1(c) of the Security Agreement is hereby amended to add the following term and definition:

“Note Required Holders” means the holders of a majority of the outstanding principal amount of May 2015 Notes and the April 2015 Notes, taken together, and shall include Empery Asset Master Ltd. (“Empery”) so long as Empery or any of its affiliates holds any April 2015 Notes.”

(g) Section 2 of the Security Agreement is hereby amended to add the following language after the last sentence in Section 2:

“The parties hereto acknowledge and agree that the Collateral Agent, with the consent of the Note Required Holders may, and at the direction of the Note Required Holders shall, exercise remedies under this Agreement in accordance with such consent or direction, as applicable. The parties hereby further acknowledge and agree that, to the extent the Collateral Agent is to make any distribution of any Collateral received by the Collateral Agent pursuant to this Agreement, that the Collateral Agent shall be permitted to make such distribution, net of any fees, expenses and costs incurred, or anticipated to be incurred, by or on behalf of the Collateral Agent, ratably to each Buyer, based on each such Buyer's share of the outstanding Notes (determined as the percentage equivalent of a fraction, the numerator of which is the aggregate principal amount of all Notes held by such Buyer at the time of such distribution and the denominator is the aggregate principal amount of all Notes at the time of such distribution.)”

Section 2. Effectiveness. This First Amendment shall become effective as of the date hereof only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “First Amendment Effective Date”):

(a) The Collateral Agent shall have received a counterpart signature page of this First Amendment duly executed by each of the Grantors; and

(b) The representations and warranties contained in Section 3 of this First Amendment are and will be true and correct in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.

Section 3. Representations and Warranties. In order to induce the Collateral Agent to enter into this First Amendment and to amend the Security Agreement in the manner provided herein, each Grantor represents and warrants to the Agent, that the following statements are true and correct in all material respects:

(a) This First Amendment has been duly executed and delivered by each Grantor party hereto and each of this First Amendment and the Security Agreement as amended hereby is the legal, valid and binding obligation of each Grantor, and is enforceable against each Grantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles relating to enforceability.

(b) The execution, delivery and performance of this First Amendment and the Security Agreement as amended hereby, are within each Grantor’s corporate powers and have been duly authorized by all necessary corporate actions of each Grantor. The execution, delivery and performance of this First Amendment and the existing Security Agreement as amended hereby (a) do not require any consent or approval of, registration or filing with, or any other action by, any governmental authority or other regulatory body or any other Person, except (A) such as have been obtained or made and are in full force and effect, (B) for filings and registrations necessary to perfect Liens created pursuant to the Notes and the Transaction Documents, or (C) consents or approvals the failure of which to obtain would not reasonably be expected to result in a Material Adverse Effect (as defined in the Securities Purchase Agreement), (b) will not violate any law applicable to any Grantor which would result in a Material Adverse Effect (as defined in the Securities Purchase Agreement), (c) will not result in a default under any material indebtedness, and (d) will not result in the creation or imposition of any Lien on any asset of any Grantor, except Liens created pursuant to the Notes and the Transaction Documents.

Section 4. References to and Effect on the Security Agreement.

(a) On and after the First Amendment Effective Date, each reference in the Security Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Security Agreement, and each reference in the Transaction Documents to the “Pledge and Security Agreement”, “thereunder”, “thereof” or words of like import referring to the Security Agreement shall mean and be a reference to the Security Agreement, as amended by this First Amendment.

(b) Except as specifically amended by this First Amendment, the Security Agreement and the Transaction Documents shall remain in full force and effect and are hereby ratified and confirmed.

(c) The execution, delivery and performance of this First Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Collateral Agent or Buyer under, the Security Agreement or any of the other Transaction Documents.

Section 5. APPLICABLE LAW. THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT THE VALIDITY AND PERFECTION OR THE PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST CREATED HEREBY, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK

Section 6. Counterparts and Facsimile or Electronic Signatures. This First Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This First Amendment may be executed by fax or electronic mail, in PDF format, and no party hereto may contest this First Amendment’s validity solely because a signature was faxed or otherwise sent electronically.

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IN WITNESS WHEREOF, each Grantor has caused this First Amendment to be executed and delivered by its officer thereunto duly authorized, as of the date first above written.

ENER-CORE, INC., a Nevada corporation

By:
Name:	Alain J. Castro
Title:	Chief Executive Officer

Address for Notices:
9400 Toledo Way
Irvine, California 92618
Attention: Mr. Domonic J. Carney
Facsimile: (949) 616-3399
Email: DJ.Carney@ener-core.com

ENER-CORE POWER, INC., a Delaware corporation

By:
Name:
Title:

Address for Notices:
9400 Toledo Way
Irvine, California 92618
Attention: Mr. Domonic J. Carney, CFO
Facsimile: (949) 616-3399
Email: DJ.Carney@ener-core.com

Signature Page to

First Amendment To The Pledge and Security Agreement

ACCEPTED BY:

Empery Tax Efficient, LP,

as Collateral Agent

By:	Empery Asset Management, LP, its authorized agent
By:	Empery AM GP, LLC, its general partner

By:
	Name:	Ryan M. Lane
	Title:	Managing Member

Address:	c/o Empery Asset Management, LP
1 Rockefeller Plaza, Suite 1205
New York, NY 10020

Signature Page to

First Amendment To The Pledge and Security Agreement